EXHIBIT 10.2

CONVERTIBLE PROMISSORY NOTE

Date: April 1, 2024

Principal Amount: $6,000.00 USD

Maturity Date: September 28, 2024

FOR VALUE RECEIVED, Elements Ventures Group (the “Borrower”), hereby promises to pay to the order of CAPITALE MATADOR LTEE. (the “Lender”), the principal sum of Six Thousand Dollars ($6,000.00) (the “Principal”), together with accrued interest, subject to the terms and conversion privileges set forth below.

1. Interest and Maturity

•	(a) Interest Rate: The unpaid Principal shall bear interest at the rate of 5% per annum. Interest shall be calculated on the basis of a 365-day year.
•	(b) Maturity: Unless earlier converted into equity as provided below, the entire Principal and accrued interest shall be due and payable in full 180 days from the date of this Note (the “Maturity Date”).
2. Conversion to Equity

•	(a) Conversion Right: At any time prior to the Maturity Date, the Lender has the right to convert the Principal amount of this Note into shares of Common Stock of the Borrower.
•	(b) Conversion Ratio: The entire Principal amount of $6,000.00 shall be convertible into a fixed total of 400,000 shares of Common Stock (representing a price of $0.015 per share).
•	(c) Mechanics of Conversion: To exercise this option, the Lender must deliver written notice to the Borrower. Upon such notice, the Borrower shall issue and deliver the certificate(s) representing the 400,000 shares within five (5) business days.
•	(d) Interest on Conversion: Upon conversion, any accrued but unpaid interest shall be paid in cash to the Lender.

3. Restrictions on Prepayment

The Borrower may NOT prepay any portion of the Principal amount prior to the Maturity Date without the express written consent of the Lender.

(Note: This restriction ensures the Lender preserves their right to convert the debt into equity).

4. Representations and Warranties

The Borrower represents and warrants that:

•	(a) It has full power and authority to execute this Note and issue the shares.
•	(b) The 400,000 shares of Common Stock issuable upon conversion have been duly authorized and reserved. When issued, they will be validly issued, fully paid, non-assessable, and free of any liens.

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5. Events of Default The occurrence of any of the following shall constitute an “Event of Default”:

•	(a) Failure to pay principal or interest when due;
•	(b) Failure to issue the shares within five (5) days of receiving a conversion notice;
•	(c) The Borrower files for bankruptcy or insolvency.

Remedy: Upon an Event of Default, the Lender may declare the entire unpaid Principal and interest immediately due and payable and may enforce its rights to the shares. 6. General Provisions

•	Governing Law: This Note shall be governed by the laws of the province of Ontario.
•	Assignment: The Lender may assign or transfer this Note at any time. The Borrower may not assign its obligations without the Lender’s consent.
•	Waiver: No delay in exercising any right hereunder shall operate as a waiver of such right.
IN WITNESS WHEREOF, the parties have executed this Note as of the date first above written.

BORROWER: ELEMENTS VG

Signature:

Name:	Dmitry Kinslikh

Title:	CEO

LENDER: CAPITALE MATADOR LTEE.

Signature:

Title:	President

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